AMENDMENT NUMBER 2013-1
TO THE
DEFERRED COMPENSATION PLAN FOR SAFEWAY NON-EMPLOYEE DIRECTORS II
(Amended and Restated Effective as of January 1, 2011)

Pursuant to Section 7.4(a) of the Deferred Compensation Plan for Safeway Non-Employee Directors II (the “Plan”), Safeway Inc. hereby amends the provisions of the Plan, as described below, effective as of March 15, 2013:

1.    Section 2.1(l) of the Plan is hereby amended in its entirety to read as follows:

“(l)	“Plan Administrator” means the Executive Compensation Committee of the Board of Directors of the Company.”

2.    Section 3.1 of the Plan is hereby amended by adding a new subsection (c) to read as follows:

“(c)
The Company has approved an increase to each Director's Compensation in the amount of $40,000 per Plan Year effective April 1, 2013 (the “2013 Increase”). Notwithstanding subsections 3.1(a) and 3.1(b) above, for each calendar quarter beginning with the first quarter of the 2014 Plan Year:

(1)	The amount of $8,750 from the 2013 Increase shall be automatically deferred under the Plan for each Director; and

(2)	The amount of $1,250 from the 2013 Increase shall be payable in cash to each Director, which cash payment shall be eligible for elective deferral by the Director under Section 3.2 of the Plan.”

3.    Section 4.1 of the Plan is hereby amended by adding a sentence to the end thereof to read as follows:

“The Plan Administrator may delegate all or a portion of its authority to administer the Plan to one or more officers of the Company.”

IN WITNESS WHEREOF, Safeway Inc. has hereby adopted this Amendment Number 2013-1 to the Plan as indicated by the signature of its duly authorized officer this 27th day of March, 2013.

SAFEWAY INC.

By:     /s/ Laura A. Donald
Name:    Laura A. Donald
Title:    Vice President